EXHIBIT 10.1



                     IN THE SUPERIOR COURT OF FULTON COUNTY

                                STATE OF GEORGIA


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In re CRYOLIFE, INC. DERIVATIVE LITIGATION  )    Consolidated Case No.
                                            )    2003-CV-64109
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This Document Relates To:                   )    STIPULATION OF SETTLEMENT
                                            )
         ALL ACTIONS.                       )
                                            )
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     This Stipulation of Settlement (the "Stipulation") is made and entered into by and among the following Settling Parties (as defined further in Section IV hereof): (i) the Representative Plaintiffs (on behalf of themselves and derivatively on behalf of CryoLife, Inc. ("CryoLife" or the "Company"), by and through their counsel of record in the Litigation; and (ii) the Defendants identified below, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in P. 1.9), upon and subject to the terms and conditions hereof.

I. THE LITIGATION

     This consolidated shareholders' derivative action asserts claims on behalf of nominal defendant CryoLife, Inc. against its Board of Directors ("Board") and certain top officers arising out of their alleged misconduct relating to CryoLife's tissue processing practices, compensation payments to CryoLife's top insiders, and misstatement of CryoLife's publicly reported financial results. Defendants include Steven G. Anderson, Bruce J. Van Dyne, John M. Cook, Ronald
D. McCall, Virginia C. Lacy, Ronald C. Elkins, James C. Vander Wyk , and D. Ashley Lee (together, the "Defendants").

     CryoLife collects and freezes human tissue for transplant, cardiovascular, vascular, and orthopedic applications. The Complaint alleges that the Defendants impaired the corporate franchise by employing inadequate decontamination processes that publicly led to serious physical injury to at least 26 recipients of CryoLife tissues and to the death of 23-year-old Brian Lykins from an infection that was allegedly traced to the CryoLife tissue he received during elective knee surgery. These tragedies were allegedly precipitated by the Defendants' inadequate stewardship of the Company, and led to FDA and CDC investigations of CryoLife and an FDA Recall Order that impaired CryoLife's business. Despite this, the Defendants allegedly awarded themselves improper bonuses, excessive compensation, and stock option grants.



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     Plaintiffs assert that due to the Defendants' alleged misconduct,  CryoLife suffered significant injuries and damages and was subjected to costly product liability lawsuits, SEC inquiries and other federal investigations.

     On August 29, 2002, and September 12, 2002, plaintiffs Rosemary Lichtenberger and Robert Frailey made written demands upon CryoLife's Board, requesting that it commence legal proceedings against those person responsible for the alleged wrongdoing detailed in the Verified First Amended Consolidated Derivative Complaint ("Complaint"). Among other things, the demands sought to require the CryoLife Board to bring legal action against themselves and CryoLife's top officers, alleging failures to improve the Company's tissue processing practices, excessive compensation payments to themselves, and false and misleading statements to shareholders.

     In response to plaintiffs' demands, on October 10, 2002, CryoLife's Board formed a special litigation committee consisting of three of the Defendants to advise the Board regarding the disposition of the derivative claims. In July 2003, the special litigation committee completed its investigation and recommended that the derivative action be terminated as not in the best interests of the corporation. Thereafter, in late November 2003, the Defendants filed a motion to dismiss the derivative action.

     Between December 2003 and October 2004, extensive discovery and extensive law and motion practice ensued. Among other things, the Plaintiffs, through their counsel, took the depositions of the three Defendants who served on the special litigation committee and reviewed more than 10,000 pages of documents, interview summaries and transcripts. On August 12, 2004, the Plaintiffs filed a comprehensive 62-page brief in opposition to the Defendants' motion to dismiss, as well as motions to strike the special litigation committee's report.



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     On November 23, 2004, the Fulton County Superior Court, the Honorable Alice
Bonner, presiding, conducted a lengthy hearing on the motion to dismiss. After considering the extensive record, presentations and arguments of counsel, on December 1, 2004, the Court issued an order denying the Defendants' motion to dismiss.

     As a result of the denial of the Defendants' motion to dismiss, the Plaintiffs were able to move forward with the preparation of the derivative action for trial. Towards this end, beginning in December 2004, the Plaintiffs served extensive discovery on the Defendants and relevant third parties. The Plaintiffs also took the deposition of CryoLife on certain key issues and analyzed more than 18,200 documents produced by the Defendants.

     In mid-February 2005, the Fulton County Superior Court issued an order directing the parties to participate in a settlement conference by the end of April 2005. Thereafter, on March 21 and April 4, 2005, the Plaintiffs and the Defendants participated in two hard-fought and arms-length in-person mediations before the Honorable Daniel Weinstein, a former California Superior Court judge and widely respected mediator, and between those dates the parties held numerous telephonic negotiations. As a result of the mediation process, on April 4, 2005, the parties reached an agreement-in-principle to resolve the derivative action on the terms and conditions detailed in this Stipulation of Settlement.

II. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

     The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation.
Defendants further deny that the Representative Plaintiffs, CryoLife, or CryoLife Shareholders suffered any damages as a result of any alleged conduct by


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Defendants. The Defendants further assert that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of CryoLife and CryoLife shareholders.

     Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. Defendants have, therefore, determined that it is desirable and beneficial to the corporation that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III. CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

     The Representative Plaintiffs believe that the claims asserted in the Litigation have merit. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the instant Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof of and possible defenses to the claims asserted in the Litigation. Counsel for the Representative Plaintiffs believe, and Defendants acknowledge, that the settlement set forth in this Stipulation confers substantial benefits upon CryoLife. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and CryoLife.



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IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and derivatively on behalf of CryoLife) and the Defendants, by and through their respective counsel that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

     1. DEFINITIONS

     The following terms have the meanings specified below:

     1.1 "Defendants" means CryoLife and any of its subsidiaries (as a nominal defendant), and the Individual Defendants.

     1.2 "Effective Date" means the first date by which all of the events and conditions specified in P. 6.1 of the Stipulation have been met and have occurred.

     1.3 "Final" means the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or
(c) if no appeal is filed, the expiration date for filing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit A attached hereto; i.e., thirty (30) days after entry of the Judgment.

     1.4 "Individual Defendants" means Steven G. Anderson, Ronald D. McCall, Bruce J. Van Dyne, John M. Cook, Ronald C. Elkins, Virginia C. Lacy, James C. Vander Wyk, and D. Ashley Lee.



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     1.5   "Judgment"   means  the   judgment  to  be  rendered  by  the  Court,
substantially in the form attached as Exhibit A.

     1.6 "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

     1.7 "Plaintiffs' Settlement Counsel" means Co-Lead Counsel for derivative plaintiffs in the Litigation: Lerach Coughlin Stoia Geller Rudman & Robbins LLP, Travis E. Downs, III, Ellen Gusikoff Stewart, 401 B Street, Suite 1600, San Diego, CA 92101, and Emerson Poynter LLP, John G. Emerson, Scott E. Poynter, 2228 Cottondale Lane, Suite 100, Little Rock, AR 72202.

     1.8 "Related Persons" means CryoLife's past or present directors, officers, employees, controlling shareholders, attorneys, accountants, insurers, reinsurers and co-insurers, legal representatives, predecessors, successors, subsidiaries, spouses, heirs, any entity in which an Individual Defendant has a controlling interest, any members of an Individual Defendants' immediate family, or any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his/her family.

     1.9 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in P. 1.15 hereof), demands, rights, actions, liabilities, damages, losses, obligations, or causes of action, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been or could have been asserted in the Litigation by the Representative Plaintiffs or the CryoLife Shareholders on behalf of CryoLife, against the Defendants or Released Persons in the Litigation, or any of them, that are based upon or related to the acts, events, facts, statements, omissions or failures to act which were alleged or could have been alleged in the Litigation. It is the intent of the Settling Parties that no action may hereafter be brought or prosecuted derivatively on


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behalf of CryoLife  which  arises  from or relates to the subject  matter of the
Litigation. However, "Released Claims" shall not include any of the claims and defenses among the parties involved in the In re CryoLife, Inc. Securities
Litigation,  No.  1:02-CV-1868-BBM,   United  States  District  Court,  Northern
District of Northern Georgia, and "Released Claims" shall also not include any rights or claims by Defendants under or related to any policies of insurance that are not funding this Settlement.

     1.10 "Released Persons" means each and all of the Defendants and the Related Persons.

     1.11 "Representative Plaintiffs" means Wayne County Employees' Retirement System and Rosemary Lichtenberger.

     1.12 "Representative Plaintiffs' Counsel" means counsel that has appeared for any of the Representative Plaintiffs in the Litigation.

     1.13 "CryoLife Shareholders" means all record or beneficial owners of CryoLife common stock as of August 3, 2005.

     1.14 "Settling Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and derivatively on behalf of CryoLife.

     1.15 "Unknown Claims" means any Released Claim which any Settling Party does not know or suspect to exist in such party's favor at the time of the release of the Released Persons which, if known by such party, might have affected such party's settlement with and release of the Released Persons, or might have affected such party's decision not to object to this settlement. With respect to any and all Released Claims, upon the Effective Date, the Settling Parties shall expressly, and by operation of the Judgment the Settling Parties and the CryoLife Shareholders shall have, expressly waived, the provisions, rights and benefits of California Civil Code ss.1542, which provides:



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          A GENERAL  RELEASE DOES NOT EXTEND TO CLAIMS  WHICH THE CREDITOR  DOES
     NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Settling Parties and CryoLife Shareholders by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss.1542. The Settling Parties may hereafter discover facts in addition to or different from those which such party now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties, the CryoLife Shareholders, and CryoLife, upon the Effective Date, by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

     1.16. "Litigation" means the litigation entitled In re CryoLife Derivative Litigation, Consolidated Case No. 2003-CV-64109, Superior Court of Fulton County, State of Georgia.

     2. SETTLEMENT OF THE DERIVATIVE CLAIMS

     2.1 As a result of the Litigation, the Defendants and CryoLife have agreed to adopt and fully implement the following corporate governance reforms set forth below. The corporate governance reforms are designed to improve corporate governance at the Company, and increase shareholders' value.

     2.2 Upon approval of the Settlement by the Superior Court of Fulton County, Georgia (the "Court"), and provided that all of the events and conditions specified in P. 6.1 of the Stipulation have been met and have occurred, Defendants and Nominal Defendant CryoLife, Inc., ("CryoLife" or the "Company")


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shall adopt the corporate  governance  reforms  described herein within 60 days, unless otherwise stated. Defendants and nominal defendant CryoLife acknowledge that the filing and diligent and skillful prosecution of the derivative action were significant factors for the corporate governance reforms and personnel changes set forth below:

     1. NEW BOARD SEATS. The size of the CryoLife Board of Directors shall be increased by one additional seat within 90 days after court approval of the settlement, effectively adding three new directors to the CryoLife Board since commencement of the derivative suit. Defendants acknowledge that the derivative action contributed in part to the appointment of all new directors. The new seat will be allocated to a director with experience in regulatory affairs, selected in the manner set forth below:

     (A) NOMINEES. The Nominating and Corporate Governance Committee will commence a search for a qualified director with regulatory experience. Candidates given first priority consideration will be those candidates submitted by plaintiffs but the Committee may consider nominations made by others, including stockholders, provided they are reasonably acceptable to plaintiffs. The Committee shall review each of the candidates so considered and select from among them a person determined by the Committee in the exercise of its business judgment as qualified and appropriate for being added to the Board. If a candidate is not selected from the first panel of candidates submitted by plaintiffs and plaintiffs do not agree to the proposed selection of another candidate, the Nominating Corporate Governance Committee will provide plaintiffs with the opportunity to submit additional candidates until the Committee identifies a candidate acceptable to both the Committee and plaintiffs. Plaintiffs agree not to unreasonably withhold their acceptance of a qualified candidate identified by the Committee who was not initially submitted by


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plaintiffs.  Once a candidate is identified, the Committee will recommend to the
Board, and the Board will, subject to its fiduciary duties, elect that candidate. Judge Weinstein shall retain jurisdiction over the parties in order to mediate any disagreements over implementation of this provision.

     (B) VACANCIES. Should a director selected by the above procedures cease to be on CryoLife's Board because of death, resignation or removal in the next 36 months, the Nominating and Corporate Governance Committee shall utilize the process outlined above in subsection (a) to select a new candidate. At any time, plaintiffs may nominate a candidate.

     (C) RENOMINATION. After their initial election to the Board, the selected directors shall be nominated by the Board at the next annual meeting at which directors are elected to serve for an additional one-year term.

     2. EXPENSING OF STOCK OPTIONS. The Company agrees to expense stock options in accordance with FAS 123R beginning in the fourth quarter of 2005, but if the effective date of applicability of FAS 123R to CryoLife is postponed or deferred, then the Company shall begin expensing stock options in accordance with FAS 123R by a date that precedes such effective date of applicability of FAS 123R to CryoLife by one quarter. If FAS 123R is cancelled, terminated, or made inapplicable to CryoLife, CryoLife will not be required to expense stock options. The prosecution of the derivative actions played a significant role in the Board's decision to adopt expensing of stock options.

     3. NO RE-PRICING OF STOCK OPTIONS WITHOUT STOCKHOLDER APPROVAL. The Board shall adopt a policy prohibiting the re-pricing of stock options to officers and directors without shareholder approval by a majority vote.

     4. NO MARGIN CALL BONUSES. The Board shall adopt a policy prohibiting the award of bonuses to officers, directors and/or other employees to avoid or satisfy margin calls.



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     5. DIRECTOR  EDUCATION.  The Presiding Director shall be required to attend classes at a director education program at a major university, such as Stanford or Vanderbilt, or one approved or recommended by the National Association of Corporate Directors or the New York Stock Exchange.

     6. NON-STAGGERED DIRECTOR ELECTIONS. The Board shall adopt a resolution or other appropriate measure requiring all directors to stand for election or re-election to the CryoLife Board annually, with the first non-staggered election to be held within one year after the date of final approval of the Settlement.

     7. DIRECTOR INDEPENDENCE. The Board shall adopt a policy requiring that 50% of the CryoLife Board be independent directors as defined in the rules of the New York Stock Exchange, as in effect from time to time.

     8. DIRECTOR RETIREMENT. The Board shall agree that no person who has reached the age of 75 will be eligible for election or re-election as a director of the Company.

     9. DIRECTOR STOCK OWNERSHIP. CryoLife shall adopt share ownership guidelines for its directors that are designed to align the interests of the Board with those of shareholders, taking into account that share ownership requirements must ensure that Board members have a sufficient stake in the Company to share in the financial fortunes of shareholders while also considering the appropriate financial planning and needs of individual directors. At least 50% of directors' annual fees shall be paid in CryoLife stock. Such stock consideration shall include (a) the fair market value of any stock used to pay fees plus, (b) the amount realized as an expense by the Company on any stock option granted to non-employee directors, plus (c) cash paid to offset taxes payable by directors on stock granted to pay fees at time of grant or option exercise.

     10. EXPANSION OF THE DUTIES AND RESPONSIBILITIES OF THE PRESIDING DIRECTOR. The Presiding Director of the CryoLife Board shall be responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members (which shall not be limited or diminished by the


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Presiding  Director's  role),  the specific  responsibilities  of the  Presiding
Director are to advise the Chairman of the Board (if the Presiding Director is not also the Chairman of the Board) or to undertake the following:

     (a) determine an appropriate schedule of Board meetings, seeking to encourage that the independent directors can perform their duties responsibly while not interfering with the flow of the Company's operations;

     (b) prepare agendas for the Board and Committee meetings;

     (c) assess the quality, quantity, and timeliness of the flow of information from the Company's management that is necessary for the independent directors to effectively and responsibly perform their duties, and although the Company's management is responsible for the preparation of materials for the Board, the Presiding Director may specifically request the inclusion of certain material;

     (d) direct the retention of consultants who report directly to the Board;

     (e) oversee that the Nominating and Corporate Governance Committee's activities respecting compliance with and implementation of the Company's corporate governance policies and monitor the Chairman of the Nominating and Corporate Governance Committee's oversight of the process to recommend revisions to CryoLife's corporate governance policies;

     (f) oversee the Regulatory Affairs and Quality Assurance Policy Committee's activities respecting compliance with and implementation of the Company's policies and procedures for development and implementation of improved safety processes and procedures for new and existing biopharmaceutical products;

     (g) coordinate, develop the agenda for, and moderate executive sessions of the Board's independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and/or Chief Executive Officer on sensitive issues;



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     (h) evaluate,  along with the members of the Compensation Committee and the
Nominating and Corporate Governance Committee, the Chief Executive Officer's performance and meet with the Chief Executive Officer to discuss the Board's evaluation;

     (i) oversee the recommendations of the membership of the various Board Committees, as well as selection of the Committee Chairs by the Nominating and Corporate Governance Committee; and

     (j) the Presiding Director shall have the authority to retain such counsel or consultants as the Presiding Director deems necessary to perform his or her responsibilities.

     11. MEETINGS IN EXECUTIVE SESSION. The Board shall meet in executive session, i.e., without employee directors present, at least four times a year, or at each formal, in-person meeting of the CryoLife Board, whichever is greater.

     12. REGULATORY AFFAIRS AND QUALITY ASSURANCE POLICY COMMITTEE. The Board will adopt a resolution designating a committee, with a majority of independent directors, with the appropriate background and experience to serve on CryoLife's Regulatory Affairs and Quality Assurance Policy Committee to oversee CryoLife's regulatory affairs and quality assurance relating to new and existing biopharmaceutical products. The Regulatory Affairs and Quality Assurance Policy Committee shall have specific responsibilities as follows:

     (a) To meet with the Company's in-house auditors, regulatory affairs and tissue processing quality assurance administrators on a quarterly basis and receive updates concerning the Company's development and implementation of improved safety processes and procedures for new and existing biopharmaceutical products;

     (b) To become familiar with CryoLife's internal policies concerning the development and implementation of improved safety processes and procedures for new and existing biopharmaceutical products;



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     (c) To  become  apprised  of  and to  make  a  finding  of  appropriateness concerning the Company's safety processes and procedures for new and existing biopharmaceutical products;

     (d) To keep adequate and proper records and/or minutes of all such discussions, meetings and findings and to make the same available to all Board members;

     (e) In discharging their duties, as provided by the Florida Business Corporation Act, the members of the Committee will be entitled to information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the corporation whom the member reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, independent consultants or other persons as to matters the member reasonably believes are within the persons' professional or expert competence; or (iii) a committee of the board of directors of which the member is not a member if the member reasonably believes the committee merits confidence; and

     (f) The Committee will have authority to engage its own advisors, as well as an adequate budget.

     13. RE-CONSTITUTION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors shall adopt a resolution creating a Nominating and Corporate Governance Committee consisting of independent directors. The Re-Constituted Nominating and Corporate Governance Committee shall have the specific responsibilities as follows:

     (a) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Presiding Director and the Chief Executive Officer, shall be responsible for periodic review and interpretation of the Company's Corporate Governance Policies and the Nominating and Corporate Governance Committee guidelines, as well as consideration of other corporate governance issues that may, from time to time, merit consideration by the entire Board;

     (b) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Presiding Director and the Chief Executive Officer, shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board;

     (c) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, the Presiding Director and the Chief Executive Officer, shall consider candidates to fill vacant Board positions. Candidates shall be selected for their character, judgment, business experience, time commitment, and acumen. Final approval of a candidate shall be determined by the full Board;

     (d) The Nominating and Corporate Governance Committee shall recommend the membership of the various committees of the CryoLife Board, as well as the selection of committee chairs;

     (e) The Board shall establish performance criteria for itself and evaluate itself and individual members on a regular basis. Board evaluation shall include an assessment of whether the Board has the necessary diversity of skills, backgrounds, experiences, etc., to meet the Company's ongoing needs. Individual director evaluations shall include high standards for in-person attendance at Board and committee meetings and consideration of absences; and

     (f) The Nominating and Corporate Governance Committee shall consider policies relating to the Board and directors, including committee structure and size, share ownership, and retirement and resignation.

     14. ADOPTION OF COMPENSATION PRINCIPLES. The Board of Directors shall adopt a resolution setting forth the following compensation principles:

     (a) Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the Company's performance;

     (b) Compensation arrangements shall promote ownership of the Company stock to align the interests of management and stockholders;

     (c) Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

     (d) In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration;

     (e) Cash incentive compensation plans for senior executives shall link pay to achievement of performance goals set in advance by the Compensation Committee;

     (f) Neither bonus nor other forms of compensation shall be paid by the Company to officers and/or directors for the purpose of satisfying margin call obligations owed by such officers and/or directors without shareholder approval; and

     (g) Severance, separation and/or similar payments made to the CEO, as well as all other employees at the Vice President level or higher, shall be limited to the equivalent of three year's salary, including bonuses and guaranteed benefits. CryoLife shall adopt a by-law to this effect within 60 days after the Effective Date, and maintain the by-law for at least four years. The resolution will include the prohibition on paying compensation to officers and directors for satisfying margin calls contained in subparagraph (f).

     15. CEO COMPENSATION. The Compensation Committee shall recommend for review by the Board annual and long-term performance goals for the Chief Executive Officer and evaluate his/her performance against such goals and other relevant factors such as the performance of the Company's peer companies. During its consideration of the compensation of the Chief Executive Officer, the Compensation Committee shall meet in executive session, without the Chief Executive Officer.

     16. COMMITTEE AUTHORIZATION FOR RETENTION OF COUNSEL. The Board's Committees, including the Compensation Committee, the Nominating and Corporate Governance Committee, and the Regulatory Affairs and Quality Assurance Policy Committee, shall have standing authorization, on their own decision, to retain legal and/or other advisors of their choice, which advisors shall report directly to the Committee.

     17. CFO QUARTERLY FINANCIAL REVIEW. At each regularly scheduled Board of Directors meeting, the Company's Chief Financial Officer or his designee shall provide a report that includes year-to-date financial results and quarterly or quarter-to-date financial results that include the Company's financial condition and prospects, including but not limited to, as appropriate under the circumstances, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, including any modification or adjustment of reserve accounts or contingencies and management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.

     18. ANNUAL AUDIT OF FINANCIAL STATEMENTS BY INDEPENDENT AUDITOR. So long as the Company remains a publicly traded company, the Company shall engage an independent auditing firm to perform an annual audit of its financial statements. The annual audit will encompass, as determined appropriate by the Chief Financial Officer and such independent auditing firm, a review of the financial results reported by each Company office to the Company headquarters. A written report of the results of each annual audit, including any findings, opinions or recommendations by the independent auditor shall be provided to the Chairman of the Board, the Presiding Director, the Chief Executive Officer, the Chief Financial Officer and the Audit Committee of the Board of Directors for review and remedial action, if necessary.

     19. AUDIT PARTNER ROTATION. The Company shall adopt a policy requiring audit partner rotation every four years, unless rotation is required sooner by law.

     20. INSIDER TRADING CONTROLS. The Board will appoint a director or senior vice-president level or above officer of the Company who will be responsible for effecting compliance with the Company's stock trading and market communications policy. That individual will be designated the Trading Compliance Officer and will be responsible for developing (with Board involvement), presenting to the Board for approval, and monitoring and updating (with Board involvement and approval) a comprehensive program (the "Trading Compliance Program") designed to monitor and promote compliance with the Company's trading policies. The Board will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Officer and the non-management members of the Board will have direct access to the Trading Compliance Officer, including the opportunity to meet with the Trading Compliance Officer outside the presence of the any other member of management. At least once yearly, the non-management directors will receive a report from the Trading Compliance Officer outside the presence of any other member of management. In addition, the Trading Compliance Program will provide:

     (a) Provisions with respect to transaction in the Company's securities by directors and officers of the Company which are no less restrictive than those set forth in the New York Stock Exchange Listed Company Manual and shall take into account applicable federal securities laws and regulations.

     (b) During any pending Company-funded open market stock buy-back program, no insider will be permitted to sell stock. This prohibition will not apply to trades made pursuant to plans entered into pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 at least six months prior to the announcement of any buy-back.

     (c) The Company will require public disclosure of all sales or purchases of the Company's stock by any corporate executive officers or directors within two business days of such purchase sale. This disclosure requirement will not apply to the use of Company stock or options to secure any loan but will apply to the use of stock or options to engage in a swap, forward contract or similar contract. The Company will take reasonable steps to ensure that all directors, officers and executive employees file all trading forms required of them by the SEC concerning trading by directors, officers, and executive employees of the Company.

     (d) Failure to comply with the Company's trading policy will result in appropriate sanctions, potentially including disgorgement by the individual to the Company of all profits, if any, from the transaction, termination of employment or other position, or other appropriate disciplinary action.

     (e) No executive corporate officer will directly or indirectly short the Company's stock or engage in put or call transactions involving the Company's stock. This prohibition will not prohibit standard collar or prepaid forward transactions pre-approved at least 90 days in advance by the independent directors of the Board or a committee consisting solely of independent directors and disclosed to shareholders by a Form 4 or other means acceptable to the SEC.

     21. TERM. Unless otherwise stated, the Board shall implement the foregoing corporate governance reforms for a period of four years after final approval of the settlement or until such earlier time, if any, as the Company ceases to be a publicly traded corporation. Should any of the foregoing provisions violate any law, rule, regulation (including New York Stock Exchange listing requirements), or subsequently-adopted amendment to the Company's by-laws or articles of incorporation approved by the shareholders, the provision may, upon approval by the Court, be removed from this Stipulation and the Final Judgment without rendering the remainder of the Agreement null and void.

     22. NEW FDA COUNSEL. Defendants and nominal defendant CryoLife, Inc., acknowledge that the filing and prosecution of the derivative action was a contributing factor in the decision to engage new FDA counsel to represent the Company.

     23. RETENTION OF JURISDICTION/DISPUTE RESOLUTION. The Honorable Daniel Weinstein (Ret.) shall retain jurisdiction during the term of this agreement to resolve any disputes among the parties concerning the foregoing corporate governance reforms.

     24. DERIVATIVE ACTIONS BENEFITED THE CORPORATION. Defendants and CryoLife expressly acknowledge and state that the corporate governance reforms described above resulted from the filing and diligent prosecution of the derivative action and have and will continue to benefit the corporation by reason of the corporate governances and personnel changes made or to be made under this settlement.

     3. RELEASES

     3.1  Upon  the  Effective   Date,   as  defined  in  P.  1.2  hereof,   the
Representative Plaintiffs on their own behalf and derivatively on behalf of CryoLife and by operation of the Judgment the CryoLife Shareholders shall have, fully, finally, and forever released, relinquished and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Litigation against the Released Persons.

     3.2 Upon the Effective Date, as defined in P. 1.2 hereof, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, and counsel to the Representative Plaintiffs from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

     4. NOTICE ORDER AND SETTLEMENT HEARING

     4.1 Promptly after execution of this Stipulation, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly request that the Court enter an order (the "Notice Order"), substantially in the form of Exhibit B hereto, granting approval for publication of the Notice of Settlement of Derivative Action (the "Notice") substantially in the form of Exhibit B-1 hereto, to be published once in Investor's Business Daily. The Settling Parties shall also request the Court to hold a hearing (the "Settlement Hearing") and approve the settlement of the Litigation as set forth herein.

     4.2 The Parties shall share equally the costs incurred in connection with providing the Notice to CryoLife Shareholders; however, if the Settlement provided for herein does not become Effective, then Defendants shall bear the full expense of publishing the Notice in Investor's Business Daily. Prior to the Settlement Hearing, plaintiffs or their counsel shall file with the Court an appropriate Declaration with respect to the preparation and publishing of the Notice.

     5. REPRESENTATIVE PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

     5.1 Defendants agree to pay Representative Plaintiffs' Counsel fees and costs in the amount of $3,500,000.00 (the "Fees and Expenses") as a unitary part of the settlement. This amount shall be deposited by certain of the Defendants' insurers to an interest bearing escrow account controlled by Lerach Coughlin Stoia Geller Rudman & Robbins LLP by the later of (i) five (5) business days after preliminary approval of the Settlement by the Court; or (ii) July 15, 2005 (the "Transfer Date"). If the $3.5 million is not timely deposited in the escrow account, the unpaid amount shall bear interest at the rate of 5% per annum from the Transfer Date until paid. The Fees and Expenses shall be paid to Plaintiffs' Settlement Counsel from the escrow account immediately after the Court executes the Judgment, to be thereafter distributed to Representative Plaintiffs' Counsel in such proportions as Plaintiffs' Settlement Counsel shall in good faith determine represents each such counsel's contribution to the prosecution and resolution of the Litigation, subject to the obligation of Representative Plaintiffs' Counsel to repay the Fees and Expenses plus interest should the Stipulation not become final for any reason. Neither Defendants nor their insurers shall have any responsibility or liability concerning such allocation or compensation. In the event that the Settlement does not become final, then Representative Plaintiffs' Counsel shall within five (5) business days from receiving notice from Defendants, refund to the Defendants' insurers the $3.5 million that they have deposited into the escrow account, plus accrued interest at the same rate as paid in the escrow account, according to the amount each insurer had deposited.

     5.2 If the Stipulation terminates, or is canceled, or does not become effective for any reason, or if the Judgment shall be reversed or modified upon appeal, within five (5) business days after written notice of such event is sent by counsel for Defendants to Plaintiffs' Settlement Counsel, the Fees and Expenses (including interest) shall be refunded by Representative Plaintiffs' Counsel to the Defendants insurance carriers, as referenced in P. 5.1 above. Such obligation to refund shall be joint and several. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such Fees and Expenses, on behalf of itself and each partner and/or shareholder, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the Stipulation.

     6. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

     6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

     (a) the Court has preliminarily approved the settlement and entered an order substantially in the form of Exhibit B attached hereto; and

     (b) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit A attached hereto, and the Judgment has become Final, as defined in P. 1.3 above.

     6.2 If all of the conditions specified in P. 6.1 are not met, then the Stipulation shall be terminated subject to P. 6.3 unless Plaintiffs' Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

     6.3 If the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation immediately prior to the settlement. In such event, the terms and provisions of the Stipulation, with the exception of
P. P. 1.1-1.14, 5.2, 6.2-6.3, 7.3-7.12 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

     7. MISCELLANEOUS PROVISIONS

     7.1 The Settling Parties (a) intend to consummate this Stipulation; and (b) will cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and will use their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

     7.2 The Settling Parties intend this Stipulation to be a final and complete resolution of all disputes between them with respect to the Litigation. The Stipulation compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While retaining their right to deny that the claims advanced in the Litigation were meritorious, Defendants in any statement made to any media representative (whether or not for attribution) will not deny that the Litigation was filed in good faith. Neither Plaintiffs nor their counsel will issue any press release regarding the Litigation. The Judgment will contain a statement that during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Florida and Georgia law, including without limitation, the Georgia Civil Practice Act, O.C.G.A. ss. 9-11-14 and O.C.G.A. ss. 9-11-68.

     7.3 Neither this Stipulation nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants and/or the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants and/or the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     7.4 The Exhibits to this Stipulation are material and integral parts and are fully incorporated by this reference.

     7.5 The Stipulation may be amended or modified only by a writing signed by or on behalf of all Settling Parties or their respective successors-in-interest.

     7.6 This Stipulation and the attached Exhibits constitute the entire agreement among the parties and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibit other than the representations, warranties and covenants in such documents. Except as otherwise provided, each party shall bear its own costs.

     7.7 Plaintiffs' Settlement Counsel are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation that they deem appropriate.

     7.8 Each counsel or other Person executing the Stipulation or its Exhibit on behalf of any party warrants that such Person has the full authority to do so.

     7.9 The Stipulation may be executed in one or more counterparts. Each executed counterpart shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

     7.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     7.11 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation, and all parties submit to the jurisdiction of the Court for such purposes.

     7.12 This Stipulation and the Exhibits shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without giving effect to that State's choice of law principles.

     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of August 1, 2005.

                                   HOLZER & HOLZER, LLC
                                   COREY D. HOLZER
                                   Georgia Bar No. 364698
                                   MICHAEL I. FISTEL, JR.
                                   Georgia Bar No. 262062

                                   ---------------------------------------------
                                                 COREY D. HOLZER

                                   1117 Perimeter Center West, Suite E-107
                                   Atlanta, GA  30338
                                   Telephone:  770/392-0090
                                   770/392-0029 (fax)

                                   Liaison Counsel for Plaintiffs

                                   LERACH COUGHLIN STOIA GELLER
                                      RUDMAN & ROBBINS LLP
                                   WILLIAM S. LERACH
                                   BYRON S. GEORGIOU
                                   TRAVIS E. DOWNS, III
                                   ELLEN GUSIKOFF STEWART
                                   ANDREW J. BROWN
                                   AMBER L. ECK
                                   LIANA A. LARSON

                                   ---------------------------------------------
                                                 TRAVIS E. DOWNS III

                                   401 B Street, Suite 1600
                                   San Diego, CA  92101
                                   Telephone:  619/231-1058
                                   619/231-7423 (fax)

                                   EMERSON POYNTER LLP
                                   JOHN G. EMERSON
                                   SCOTT E. POYNTER

                                   ---------------------------------------------
                                                  SCOTT E. POYNTER

                                   2228 Cottondale Avenue, Suite 100
                                   Little Rock, AR 72202
                                   Telephone:  501/907-2555
                                   501/907-2556 (fax)

                                   Attorneys for Plaintiffs

                                   KING & SPALDING LLP
                                   MICHAEL R. SMITH
                                   WARREN POPE


                                   ---------------------------------------------
                                                  MICHAEL R. SMITH

                                   191 Peachtree Street
                                   Atlanta, GA  30303
                                   Telephone:  404/572-4600
                                   404/572-5100 (fax)

                                   Attorneys for the Individual Defendants

                                   ARNALL GOLDEN GREGORY LLP
                                    CLINTON D. RICHARDSON


                                   ---------------------------------------------
                                               CLINTON D. RICHARDSON

                                   171 17th Street NW, Suite 2100
                                   Atlanta, GA  30363
                                   Telephone: 404/873-8500
                                   404/873-8501 (fax)

                                   Attorneys for Nominal Defendant
                                   CryoLife, Inc.